Exhibit 99.1

Calpian, Inc. Releases 2014 Annual Report – Files 10KT with SEC

Key Highlights

●	Fiscal year changed from December 31 to March 31
●	Consolidated revenues of $55 million for the year ending March 31, 2014; Up $50.6 million
●	Results include consolidation of one quarter’s results from Money-On-Mobile (India)
●	Results include consolidation of four quarters of results from Calpian Commerce (domestic)
●	Consolidated assets of $48.1 million for the year ending March 31, 2014
●	Total equity of $23 million for the year ending March 31, 2014

DALLAS – August 11, 2014 – Calpian, Inc. (OTCQB: CLPI), a global mobile payments technology and processing company, today released the company’s 2014 Annual Report for the fiscal year ending March 31, 2014, including for the first time the consolidation of the company’s Indian subsidiary Money-On-Mobile which had previously been reported as an investment.

"Our company has continued to grow and we have strong opportunities ahead as we expand both domestically and in India through Money-On-Mobile," said Harold Montgomery, Calpian founder and CEO.

Annual 2014 and Fourth Quarter 2014 Financial Summary

	Year Ended March 31		Three Months Ended March 31
In millions, except percentages and per share amounts	2014	2013	2014	2013
Revenue	$54.9	$4.4	$35.6		$1.8
Income from Operations
GAAP	$(5.0)	$(0.7)	$(2.9)		$(0.3)
Non-GAAP	$0.9	N/A	$(0.7)	$	N/A
Operating Margin
GAAP	$7.6	$2.6	$2.1		$0.8
GAAP	13.8%	59.7%	$6.0%		44.0%
Comprehensive Net Income
GAAP	$(6.0)	$(4.2)	$2.2		$(0.8)
Non-GAAP	$(2.3)	N/A	$(1.6)		N/A
Diluted Earnings per Share (EPS)
GAAP	$(0.25)	$(0.19)	$0.04		$(0.3)
Non-GAAP	$(0.07)	N/A	$(0.04)		N/A

Revenues – Consolidated revenues were $54.9 million for the year ending March 31, 2014. Revenues included only the fourth quarter of Money-On-Mobile which contributed $29.7 million. Revenues also included a full year of revenue from Calpian Commerce which was acquired in March 2013 and contributed $21.4 million of the total.

Revenue In India – Money-On-Mobile revenues were 8.97 billion Indian rupees for the full year ending March 31, 2014. However, as Calpian only achieved majority ownership in the fiscal fourth quarter, only the fourth quarter’s revenues were consolidated in Calpian’s financial results. (Note: the Indian Rupee to U.S. Dollar exchange rate on March 31, 2014 was USD$1: INR 61.2).

Domestic Revenue in the U.S. – Domestic revenues were $25.5 million for the year ending March 31, 2014. Revenues included a full year of revenue from Calpian Commerce which was acquired in March of 2013 and contributed $21.4 million of the total.

Income from Operations – Income from operations was a loss of $5.0 million for the year ending March 31, 2014 which generally reflects the Company’s objectives to increase revenues as statement above, raise capital and build our businesses. The losses include a number of one-time costs further described below. The loss for the year ending March 31, 2014 included a full year of results from Calpian Commerce which was acquired in March of 2013, and contributed a $446,000 operating profit to the total. The 2014 loss also included one quarter of results from Money-On-Mobile, which added $839,000 in operating losses to the total.

Income from Operations in the U.S. – Domestic Income from operations for 2014 was a loss of $4.8 million to which Calpian Commerce contributed an operating profit of $446,000.

Income from Operations in India – Money-On-Mobile’s loss from operations was $839,000 or 51.3 million Indian rupees for the fourth quarter of fiscal 2014 included in the consolidated results of Calpian for the first time.

Non-GAAP Income from Operations – Non-GAAP Income from operations was a gain of $851,000 for the year ending March 31, 2014. In management’s opinion, the prior fiscal year is not comparable on a non-GAAP basis. Non-GAAP Income from operations for the full fiscal year of 2014 includes an adjustment of $2.6 million for one-time costs associated with fundraising (including commissions), a $509,000 adjustment for one-time legal and settlement costs, and a one-time $403,000 charge for office consolidation and restructuring at Calpian Commerce, as well as $2.3 million in residual portfolio amortization. Non-GAAP Income from operations for the quarter ending March 31, 2014 was a loss of $905,000. In management’s opinion, the prior fiscal quarter in not comparable on a non-GAAP basis. Non-GAAP Income from operations for the fourth quarter of 2014 includes an adjustment of $1.4 million for one-time costs associated with fundraising (including commissions), as well as $818,000 in residual portfolio amortization.

Operating Margin – Changes in the Consolidated Operating Margin are primarily driven by the changes in the proportional mix of the Company’s businesses. In the United States, these changes are the residual acquisition business and Calpian Commerce, and in India, Money-On-Mobile. The Operating Margin of 6% for the quarter ending March 31, 2014 is the most representative of the Company’s current business mix as the lower margin Money-On-Mobile business revenues continue to grow and become a progressively large portion of the total. On a dollar basis, the operating margin more than doubled year over year reflecting the Company’s aggressive growth strategy.

Operating Margin in the U.S. – The total dollar margin was $7.6 million for the year ended March 31, 2014, up $5.0 million for the year from $2.6 million in the prior year. However, the margin percentage declined from 60% in 2013 to 28% in 2014. Both changes are the result of adding the Calpian Commerce, a lower margin operating business, to the higher margin residual acquisition business.

Operating Margin in India – As previously referenced, Money-On-Mobile results were only consolidated for the fourth quarter of 2014. For the one quarter included, Money-On-Mobile contributed $508,000 to the total gross margin in 2014, a margin of 1.71% of revenues.

Net Income – Comprehensive Net Income was a loss of $6.0 million for the year ending March 31, 2014 as compared with $4.2 million for the prior year. Comprehensive Net Income for the quarter ending March 31, 2014 was a gain of $2.2 million. These results include the effects of reflecting Money-On-Mobile as a subsidiary of Calpian, Inc. for the first time. In prior reporting, Money-On-Mobile was reflected as an investment.

Non-GAAP Net Income – Non-GAAP Comprehensive Net Income is Non-GAAP Income from Operations plus interest expense. Management feels that the majority of interest expense incurred supports the domestic residual acquisition business, which is an inherent part of that business and thus should be included when considering Non-GAAP Net Income.

Diluted Earnings per Share (EPS) – Earnings per share was a loss of 25 cents per share for the year ended March 31, 2014 compared to a loss of 19 cents per share for the prior year. In the quarter ended March 31, 2014, earnings per share were 4 cents per share compared to a loss of 3 cents per share in the quarter ended March 31, 2013.

Non-GAAP Diluted Earnings per Share (EPS) – Non-GAAP Earnings per share was a loss of 7 cents per share for the year ended March 31, 2014. In the quarter ended March 31, 2014, Non-GAAP earnings per share were a loss of 4 cents per share. These Non-GAAP earnings per share reflect the adjustments previously referenced, plus the elimination of the non-controlling interest which is not attributable to Calpian shareholders.

Assets – Consolidated assets were $48.1 million for the year ending March 31, 2014. Assets included $10.1 million of Calpian Commerce assets and $15.9 in Money-On-Mobile assets. Also included in consolidated assets is Calpian’s history-to-date invested capital in the Money-On-Mobile enterprise added to the consolidated balance sheet as part of the conversion from the investment accounting method to the equity accounting method when Calpian acquired majority control.

Equity – Total equity was $23.4 million for the year ending March 31, 2014, including the reversal of previously passed through losses from the investment in Money-On-Mobile, which are now reflected as part of the company’s investment in the Money-On-Mobile enterprise as shown in the consolidated assets of Calpian.

Cash – Calpian concluded the 2014 fiscal year with a partial closing of an equity raise led by National Securities on March 31, 2014 that was a primary driver of the company’s increase in cash to $8.0 million at year end.

"The change in fiscal year to March 31 and requisite audit of all our balances, both domestically and abroad, has been a major undertaking, but one we’ve executed efficiently and cost effectively without any substantive adjustments to previously reported balances. Calpian is now well positioned to move forward with timely financial reports that fulfill reporting requirements in the U.S. and India with a single annual audit in time periods that will be easy for our shareholders to interpret," said Scott Arey, Calpian’s Chief Financial Officer.

The financial information discussed herein does not purport to be complete and is qualified in its entirety by reference to and should be read together with financial statements and related notes appearing in the Annual Report on Form 10-K filed on August 11, 2014.

About Calpian, Inc.

Calpian, Inc. (CLPI) is a global mobile payments technology and processing company offering mobile payment services through Indian subsidiary Money-On-Mobile and domestic transaction services through Calpian Commerce. Money-On-Mobile is a mobile payments service provider that enables Indian consumers to use their mobile phones to pay for goods and services, or transfer funds from one cell phone to another using simple SMS text functionality. Calpian Commerce provides the U.S. merchant community with an integrated suite of payment processing services and related software products. For more information, visit www.calpian.com.

# # #

Note to Investors:

This press release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on August 11, 2014. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.  Any forecasts that are provided by management in this presentation and are based on information available to us at this time and management expects that internal projections and expectations may change over time.  In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products.

Investors Contact                                                      Media Contact
Adam Holdsworth                                                      Matt Averitt
ProActive Capital Group                                           AverittPR
646.862.4607                                                                214.823.2244
adamh@proactivecapital.com                                  matt@averittpr.com

CALPIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In dollars, except for per share amounts)
(Audited)

	Year Ended		Three Months Ended
	March 31,		March 31,
	2014	2013	2014	2013

Revenues
Residual portfolios	$3,777,484	$3,411,029	$868,197	$849,715
Processing fees	19,304,740	895,334	4,521,225	875,413
Money-on-Mobile	29,710,288	-	29,710,288	-
Other	2,095,721	57,906	485,440	50,686
Total revenues	54,888,233	4,364,269	35,585,150	1,775,814
Cost of revenues
Residual portfolio amortization	1,192,360	1,037,171	264,486	294,138
Processing and servicing	15,994,696	710,347	3,771,099	690,425
Money-on-Mobile	29,202,360	-	29,202,360	-
Other	940,107	9,658	228,552	9,658
Total cost of revenues	47,329,523	1,757,176	33,466,497	994,221
Gross profit	7,558,710	2,607,093	2,118,653	781,593

General and administrative expenses
Salaries and wages	3,525,464	1,088,864	1,236,682	275,180
Selling, general and administrative	8,810,547	2,248,264	3,621,769	795,043
Depreciation and amortization	227,321	8,298	136,981	8,298
Total general and administrative	12,563,332	3,345,426	4,995,432	1,078,521
Operating loss	(5,004,622)	(738,333)	(2,876,779)	(296,928)

Other income / (expenses)
Interest expense	(3,147,567)	(2,632,931)	(906,957)	(413,864)
Equity investment gain / (loss)	1,191,374	(822,143)	5,014,565	(103,981)
Gain/ (loss) on sale of assets	1,761	-	1,761	-
Total other income/(expenses)	(1,954,432)	(3,455,074)	4,109,369	(517,845)
Net income (loss) before income taxes	(6,959,054)	(4,193,407)	1,232,590	(814,773)

Income tax expense (benefit)	-	-	-	-

Net income (loss)	(6,959,054)	(4,193,407)	1,232,590	(814,773)

Net loss attributable to noncontrolling interest	(366,988)	-	(366,988)	-
Net loss attributable to Calpian, Inc. shareholders	(6,592,066)	(4,193,407)	1,599,578	(814,773)

Other comprehensive income (loss):
Currency translation adjustments	1,000,502	-	1,000,502	2,985
Total comprehensive income (loss)	$(5,958,552)	$(4,193,407)	$2,233,092	$(811,788)

Comprehensive income (loss) attributable to:
Noncontrolling interest	(213,879)	-	(213,879)	-
Calpian, Inc. shareholders	6,172,431	(4,193,407)	2,423,935	(814,773)

Net loss per share, basic and diluted	$(0.25)	$(0.19)	$0.04	$(0.03)
Weighted average number of shares outstanding, basic and diluted	28,234,061	22,640,735	30,604,684	23,907,639

CALPIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In dollars)
(Audited)

	March 31, 2014	March 31, 2013
ASSETS

Current Assets
Cash and equivalents	$8,078,505	$585,717
Accounts receivable	1,194,117	459,467
Restricted cash	52,994	56,967
Inventory	2,997,872	24,999
Other current assets	1,758,270	322,338
Total current assets	14,081,758	1,449,488
Property and equipment	398,958	183,963
Residual portfolios	9,095,133	11,328,992
Equity investment - Money-on-Mobile	-	8,291,207
Other equity investments	301,680	-
Deferred financing costs	324,126	540,210
Goodwill	21,619,870	2,341,928
Other intangible assets, at cost	1,351,965	184,948
Other non-current assets	958,196	421,000
Total assets	$48,131,686	$24,741,736

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities
Accounts payable	$985,616	$116,765
Accrued liabilities	1,594,743	577,921
Related party payables	725,286	393,589
Current portion of long-term debt	7,260,800	1,100,000
Deferred revenues	595,929	-
Total current liabilities	11,162,374	2,188,275
Long-term debt	13,374,296	17,159,220
Other non-current	214,836	-
Total liabilities	24,751,506	19,347,495

Shareholders' Equity
Preferred stock	1,000,000	-
Common stock	29,022	23,916
Stock subscribed	7,056	-
Additional paid-in capital	29,494,797	14,159,576
Accumulated deficit	(15,382,512)	(8,790,446)
Noncontrolling interest	7,230,120	-
Cumulative other comprehensive income	1,001,697	1,195
Total shareholders' equity	23,380,180	5,394,241
Total liabilities and shareholders' equity	$48,131,686	$24,741,736

CALPIAN, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In dollars)
(Audited)

	Year Ended		Three Months Ended
	March 31,		March 31,
	2014	2013	2014	2013
Operating Activities

Net income (loss)	(6,959,054)	(4,193,407)	1,232,590	(814,773)

Equity investment loss (income)	(1,191,374)	822,143	(5,002,355)	156,184
Deferred financing cost amortization	216,084	1,518,310	(92,074)	332,915
Residual portfolio amortization	2,248,740	929,207	514,794	303,599
Subordinated note discount amortization	423,529	373,039	175,473	78,918
Depreciation and amortization	208,555	8,298	160,822	8,298
Impairment of intangible assets	61,500	-	61,500	-
Stock-based compensation	360,005	2,680	29,284	-
Equity awards issued for services	458,124	456,000	446,995	-
Loss on disposal of property and equipment	8,635	-	-	-
Changes in operating assets and liabilities:
Accounts receivable	302,163	(321,057)	(85,748)	(316,539)
Inventory	(823,021)	(24,999)	(816,605)	(24,999)
Other assets	1,177,116	(442,428)	1,505,541	(123,674)
Related party payables	331,697	393,589	5,013	(1,412)
Accounts payable	228,442	(188,185)	(31,596)	65,540
Accrued liabilities	664,420	(140,319)	429,394	295,793
Deferred revenue	576,814	-	576,814	-
Other liabilities	(1,969,973)	-	(1,993,769)	4,085
Net cash provided by (used in) operating activities	(3,677,598)	(807,129)	(2,883,927)	(36,065)

Investing Activities
Business acquisition, net of cash acquired	301,341	250,000	301,341	250,000
Investment in equity method - Money-on-Mobile	(4,324,060)	(4,216,000)	(212,210)	(1,437,203)
Investment in MoM post-acquisition (eliminate)	-	-	-	-
Contribution to equity method investments	(90,000)	-	(90,000)	-
Purchases of property and equipment	(242,496)	(12,759)	(61,482)	(12,759)
Acquisition of intangible assets	(52,054)	-	(52,054)	-

Net cash (used in) provided by investing activities	(4,407,269)	(3,978,759)	(114,405)	(1,199,962)

Financing Activities
Borrowings on senior notes	3,000,050	720,000	3,000,050	420,000
Borrowings on subordinated notes	300,000	4,650,000	-	1,650,000
Payment on note payable	-	(1,303,075)	-	(7,570)
Issuance of common stock and warrants	10,631,646	1,740,006	6,554,399	35,005
Issuance of Series B Preferred stock	550,951	-	-	-
Issuance of Series C Stock	1,000,000	17	1,000,000	-
Payments on deferred financing fees	-	-	-	(860,000)
Change in restricted cash	3,973	(860,000)	(43,170)	-
Payments on deferred financing fees	-	-	-	-
Contributions made by non-controlling interest	97,108	-	97,108	-

Net cash provided by financing activities	15,583,728	4,946,948	10,608,387	1,237,435

Foreign currency effect on cash flows	(6,073)	-	(4,916)

Net change in cash and cash equivalents	7,492,788	161,060	7,605,138	1,408
Cash and cash equivalents at beginning of year	585,717	424,674	473,367	584,309
Cash and cash equivalents at end of period	8,078,505	585,734	8,078,505	585,717

SUPPLEMENTAL INFORMATION
Common stock issued to acquire equity investment	1,504,074	3,646,155	-	-
Common stock issued as stock-based compensation for equity awards and services	-	-	-	-
Stock and warrants for services	-	-	-	-
Common stock issued in exchange for residual portfolios	14,880	15,000	-	-
Warrants issued as part of debt and equity financings	392	490,434	-	421,436
Subordinated debt converted to common stock	1,050,703	-	100,000	-
Issuance of warrants with debt	297,000	-	297,000	-
Series B preferred stock converted to common stock	550	-	-	-